FOR IMMEDIATE RELEASE Exhibit 99.1

Atossa Appoints Mark Daniel, CPA, as Chief Financial Officer to Lead Finance, Systems, and Capital Strategy for Commercial Readiness

25+ year life-sciences finance leader brings revenue-forecasting rigor, public-company controls, and capital-markets experience as Atossa prepares for commercial operations with (Z)-endoxifen

SEATTLE — October 14, 2025 — Atossa Therapeutics, Inc. (Nasdaq: ATOS) (“Atossa” or the “Company”), a clinical-stage biopharmaceutical company developing new approaches in breast cancer treatment and prevention, announces the appointment of Mark Daniel, CPA (WA; inactive), as Chief Financial Officer. Mr. Daniel is a senior finance leader with more than 25 years of experience building the forecasting cadence, systems, and public-company discipline that support revenue scale in global life-science businesses. He has overseen weekly revenue forecasting in partnership with commercial leadership, managed operating expense budgets exceeding $200M, implemented and certified Sarbanes-Oxley (SOX) controls, and led programs delivering over $50M in cost savings.

Mr. Daniel also brings deep treasury and capital-markets expertise relevant to Atossa’s transition from clinical development to commercialization. He has managed a $400M cash and investments portfolio and helped execute nearly $1 billion in equity, convertible debt, and credit transactions across varying market conditions; experience that will inform Atossa’s balanced approach to financing growth while maintaining discipline.

“As we prepare to evolve into a commercial company, we’re focused on three things: revenue-ready systems, disciplined spend, and milestone-aligned financing,” said Steven Quay, M.D., Ph.D., Atossa Chairman and Chief Executive Officer. “Mark has built and run that playbook in public life-science companies, standing up weekly revenue forecasts with sales, installing ERP/BI visibility from bookings to cash, tightening controls, and ensuring liquidity through volatile markets. His skill set is exactly what we need to support the planned launch path for (Z)-endoxifen.”

“I’m excited to help Atossa operationalize commercial readiness—from FP&A cadence and revenue forecasting to capital planning and investor engagement,” said Mr. Daniel. “Our aim is to align spending with value-creating milestones, strengthen the systems that support scale, and pursue a balanced financing strategy to enable a high-quality, efficient market entry.”

Why This Hire Matters Now for Atossa’s Commercial Transition

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Revenue Engine & Visibility: Weekly revenue-forecasting partnership with global sales; ERP/CRM/BI stewardship to unify bookings-to-cash and improve plan-to-actual accuracy.
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Financial Discipline at Scale: Public-company reporting and compliance, SOX remediation to clean audits, in-house compliance that reduced SOX spend by >$2M/yr; cross-functional programs delivering >$50M in cost savings.
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Capital Strategy: Managed significant cash and investment portfolios; Partnered on various forms of equity, convertible debt, and credit facilities; experience in structuring financing around operational milestones to help minimize dilution while funding growth.
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Global Operations Support: Leadership of international subsidiaries and supply agreements that enable scale and margin discipline.

About Atossa Therapeutics

Atossa Therapeutics, Inc. (Nasdaq: ATOS) is a clinical-stage biopharmaceutical company developing innovative therapies for significant unmet needs in breast cancer. Atossa’s strategy emphasizes disciplined capital allocation, focusing resources on programs and data packages that can enable future regulatory submissions and potential commercialization. For more information, visit www.atossatherapeutics.com and refer to Atossa’s filings with the U.S. Securities and Exchange Commission (SEC).

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Atossa’s commercial readiness, financing strategy, operational plans, and the development and potential commercialization of (Z)-endoxifen. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including market conditions, regulatory outcomes, clinical results, manufacturing and supply, intellectual-property challenges, and the Company’s ability to secure sufficient funding on acceptable terms. For a discussion of risks and uncertainties, please refer to Atossa’s filings with the U.S. Securities and Exchange Commission. Atossa undertakes no obligation to update forward-looking statements, except as required by law.

Contacts
Investors: CORE IR — ir@atossatherapeutics.com • (212) 655-0924
Media: CORE IR — pr@atossatherapeutics.com • (212) 655-0924